Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of LeGall Holdings, Inc. and its wholly owned subsidiary (hereinafter referred to as "LeGall Holdings", "we," "our," "us" and similar terms unless the context indicates otherwise) Le’ Grille, LLC ("Le’ Grille") after giving effect to LeGall Holdings' acquisition of Le’ Grille that was completed on August 7, 2017 (the "Acquisition Date").

On August 7, 2017 LeGall Holdings, Inc. a Delaware corporation (the “Company”), entered into a merger agreement (the “Acquisition”) with Le’ Grille, LLC a New Jersey Limited Liability Company (“Le’ Grille”). The Acquisition was effected by the Company through the exchange of all the members’ capital of Le’ Grille for 255,500 shares of common stock of the Company. At the time of the Acquisition, there were three shareholders of the Company who were also members and managers of Le’ Grille. Le’ Grille has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations.

Since the Company and Le’ Grille were entities under common control prior to the Acquisition, the transaction is accounted for as a restructuring transaction. The Company has recast prior period financial statements to reflect the conveyance of Le’ Grille’s members’ capital as if the restructuring transaction had occurred as of the earliest date of the financial statements.

The unaudited pro forma condensed combined financial information gives effect to the Company’s acquisition of Le’ Grille based on the assumptions, reclassifications and adjustments described in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed consolidated statement of operations for the period from November 20, 2016 (Inception) to December 31, 2016, and the three months ended March 31, 2017, have been prepared giving effect to the acquisition of Le’ Grille as if the transaction had occurred on November 20, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Le’ Grille as if the transaction had occurred as of the earliest date of the financial statements.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, the historical financial statements of Le’ Grille for the period from November 20, 2016 (Inception) to December 31, 2016, and the historical unaudited financial statements of Le’ Grille as of and for the three months ended March 31, 2017 contained in this Form 8-K/A.

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LEGALL HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2017

	Historical
			Pro-Forma
	Registrant	Le'Grille	Adjustments	Note	Combined

ASSETS
CURRENT ASSETS
Cash	$3,774	$-	$-		$3,774
Total current assets	3,774	-	-		3,774

Total Assets	$3,774	$-	$-		$3,774

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued liabilities	$3,500	$4,038	$-		$7,538
Payable to related party	55,114	-	-		55,114
Accrued interest	1,637	-	-		1,637
Total current liabilities	60,251	4,038	-		64,289

STOCKHOLDERS' DEFICIT
Preferred stock	-	-	-		-
Common stock	600	-	26	1	626
Members' capital	-	152	(152)		-
Discount on common stock	(550)	-	-		(550)
Additional paid in capital	1,562	-	126	1	1,688
Accumulated deficit	(58,089)	(4,190)			(62,279)

Total stockholders' deficit	(56,477)	(4,038)	-		(60,515)

Total liabilities and stockholders' equity	$3,774	$-	$-		$3,774

Notes to Pro-Forma Combined Balance Sheet (Unaudited) March 31, 2017

1.	This adjustment reflects the issuance of 255,500 shares (par value $0.0001 per share) of Registrant's common stock for the Acquisition of all members' capital of Le'Grille to arrive at common stock $626 (6,255,500 shares with $0.0001 par value per share) and the decrease of additional paid-in capital in $126 as a result of the transaction.

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LEGALL HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2016

			Pro-Forma
	Registrant	Le'Grille	Adjustments	Combined

Revenues	$-	$-	$-	$-

Cost of revenues	-	-	-	-

Gross profit	-	-	-	-

Operating expenses	42,120	1,390	-	43,510

Operating loss	(42,120)	(1,390)	-	(43,510)

Interest expense	(714)	-	-	(714)

Loss before income taxes	(42,834)	(1,390)	-	(44,224)

Provision for income taxes	-	-	-	-

Net loss	$(42,834)	$(1,390)	$-	$(44,224)

Net loss per share - basic and diluted	$(0.00)	$-	$-	$(0.00)

Weighted average number of shares - basic and diluted	11,188,033	-	255,500	11,443,533

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LEGALL HOLDINGS INC.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2017

			Pro-Forma
	Registrant	Le'Grille	Adjustments	Combined

Revenues	$-	$-	$-	$-

Cost of revenues	-	-	-	-

Gross profit	-	-	-	-

Operating expenses	14,332	2,800	-	17,132

Operating loss	(14,332)	(2,800)	-	(17,132)

Interest expense	(923)	-	-	(923)

Loss before income taxes	(15,255)	(2,800)	-	(18,055)

Provision for income taxes	-	-	-	-

Net loss	$(15,255)	$(2,800)	$-	$(18,055)

Net loss per share - basic and diluted	$(0.00)	$-	$-	$(0.00)

Weighted average number of shares - basic and diluted	6,000,000	-	255,500	6,255,500

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